Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Fiscal 2012 Fourth Quarter and Full Year Results

•	Quarterly Revenue of $632 Million, up 38% Year-Over-Year

•	Full Year Revenue of $2.27 Billion, up 37% Year-Over-Year

•	Quarterly Operating Cash Flow of $240 Million, up 45% Year-Over-Year

•	Full Year Operating Cash Flow of $592 Million, up 29% Year-Over-Year

•	Deferred Revenue of $1.38 Billion, up 48% Year-Over-Year

•	Unbilled Deferred Revenue of $2.2 Billion, up from $1.5 Billion Year-Over-Year

•	Raises FY13 Revenue Guidance to $2.92 – $2.95 Billion

•	Initiates FY13 Non-GAAP EPS Guidance of $1.58-$1.62

SAN FRANCISCO, Calif. – February 23, 2012 – Salesforce.com (NYSE: CRM), the enterprise cloud computing (http://www.salesforce.com/cloudcomputing/) company, today announced results for its fiscal fourth quarter and full fiscal year ended January 31, 2012.

“Salesforce.com’s 38% revenue growth in the fourth quarter was a spectacular finish to our fiscal year, a year in which we delivered 37% revenue growth and added nearly 2,500 employees, including nearly 2,000 in the U.S.,” said Marc Benioff, Chairman and CEO, salesforce.com. “Given the strong customer response to the social enterprise, we’re excited to raise our guidance today, which puts us on pace to exceed the $3 billion revenue run rate during FY13.”

Salesforce.com delivered the following results for its fiscal fourth quarter:

Revenue: Total Q4 revenue was $632 million, an increase of 38% on a year-over-year basis. Subscription and support revenues were $594 million, an increase of 39% on a year-over-year basis. Professional services and other revenues were $38 million, an increase of 33% on a year-over-year basis.

For the full fiscal year 2012, the company reported revenue of $2.27 billion, an increase of 37% from the prior year. Subscription and support revenues were $2.13 billion, an increase of 37% on a year-over-year basis. Professional services and other revenues were $140 million, an increase of 32% on a year-over-year basis.

Earnings per Share: Q4 GAAP net loss per share was ($0.03), and non-GAAP diluted earnings per share was $0.43. The company’s non-GAAP results exclude the effects of approximately $70 million in stock-based compensation expense, approximately $20 million in amortization of purchased intangibles, and approximately $4 million in net non-cash interest expense related to the company’s convertible senior notes. Non-GAAP EPS calculations are based on approximately 142 million diluted shares outstanding during the quarter, including approximately 1.7 million shares associated with the company’s convertible senior notes. GAAP EPS calculations are based on a basic share count of approximately 137 million shares.

For the full fiscal year 2012, GAAP net loss per share was ($0.09), and non-GAAP diluted earnings per share was $1.36. The company’s non-GAAP results exclude the effects of approximately $229 million in stock-based compensation, approximately $67 million in amortization of purchased intangibles, and approximately $12 million in net non-cash interest expense related to the convertible senior notes. Non-GAAP EPS calculations are based on approximately 142 million diluted shares outstanding during the year, including approximately 2.8 million shares associated with the company’s convertible senior notes. GAAP EPS calculations are based on a basic share count of approximately 135 million shares.

Cash: Cash generated from operations for the fiscal fourth quarter was $240 million, an increase of 45% on a year-over-year basis. For the full fiscal year 2012, operating cash flow totaled $592 million, up 29% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at approximately $1.4 billion.

Deferred Revenue: Deferred revenue on the balance sheet as of January 31, 2012 was approximately $1.38 billion, an increase of 48% on a year-over-year basis. Current deferred revenue increased by 41% to approximately $1.29 billion, benefited in part by longer invoice durations. Long term deferred revenue increased by 309% to approximately $89 million. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the fiscal year at approximately $2.2 billion, up from approximately $1.5 billion at the end of fiscal 2011.

As of February 23, 2012, salesforce.com is initiating revenue and EPS guidance for its first quarter of fiscal year 2013, and initiating EPS guidance for its full fiscal year 2013. In addition, the Company is raising its full fiscal year 2013 revenue guidance previously provided on November 17, 2011.

Q1 FY13 Guidance: Revenue for the company’s first fiscal quarter is projected to be in the range of $673 million to $678 million, an increase of 33% to 34%, year-over-year.

GAAP net loss per share is expected to be in the range of ($0.19) to ($0.18), while diluted non-GAAP EPS is expected to be in the range of $0.33 to $0.34. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $79 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $21 million, and net non-cash interest expense related to the convertible senior notes, expected to be approximately $5 million. EPS estimates assume a GAAP tax rate of approximately 3%, and a non-GAAP tax rate of approximately 38%. For the purpose of the non-GAAP EPS calculation, assume an average fully diluted share count of approximately 145 million shares, and for the GAAP EPS calculation, assume an average basic share count of approximately 138 million shares.

Full Year FY13 Guidance: The company is raising its projected full fiscal year 2013 revenue from guidance previously provided on November 17, 2011. Revenue for the company’s full fiscal year 2013 is projected to be in the range of $2.92 billion to $2.95 billion, an increase of 29% to 30%, year-over-year.

For the company’s full fiscal year 2013, GAAP net loss per share is expected to be in the range of ($0.55) to ($0.51) while diluted non-GAAP EPS is expected to be in the range of $1.58 to $1.62. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $368 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $80 million, and net non-cash interest expense related to the convertible senior notes, expected to be approximately $24 million. EPS estimates assume a GAAP tax rate of approximately 8%, and a non-GAAP tax rate of approximately 38%. For the purpose of the non-GAAP EPS calculation, assume an average fully diluted share count of approximately 149 million shares, and for the GAAP EPS calculation, assume an average basic share count of approximately 142 million shares.

The following is a per share reconciliation of GAAP EPS to non-GAAP diluted EPS guidance for the first quarter and full fiscal year:

	Fiscal 2013
	Q1	FY2013
GAAP EPS Range*	$(0.19) - $(0.18)	$(0.55) - $(0.51)
Plus
Amortization of purchased intangibles	$0.15	$0.54
Stock-based expense	$0.54	$2.47
Amortization of debt discount	$0.03	$0.16
Less
Income tax effect of certain Non-GAAP items	$(0.20)	$(1.04)

Non-GAAP diluted EPS	$0.33 - $0.34	$1.58 - $1.62
Shares used in computing basic net income per share (millions)	138	142
Shares used in computing diluted net income per share (millions)	145	149

*	For Q1 & FY13 GAAP EPS loss, basic number of shares used for calculation

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its fourth quarter fiscal year 2012 results at 2:00 p.m. Pacific Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally at +1 706-902-1764, passcode salesforce.com or 48589774. A replay will be available at 800-642-1687 or +1 706-645-9291, passcode 48589774, until midnight (Eastern Time) March 23, 2012.

About Salesforce.com

With 100,000+ customers, salesforce.com is the enterprise cloud computing company that is leading the shift to the social enterprise. Social enterprises leverage social, mobile and open cloud technologies to put customers at the heart of their business. Based on salesforce.com’s real-time, multitenant architecture, the company’s platform and application services include:

•	Salesforce Chatter, a private social network for your business

•	Salesforce Sales Cloud, for sales force automation and contact management

•	Salesforce Service Cloud, for customer service and support solutions

•	Salesforce Radian6, for social media monitoring and engagement

•	Salesforce Data.com, the most complete source of accurate business data

•	AppExchange, the leading marketplace for enterprise cloud computing applications

•	Force.com, for custom application development

•	Heroku, for building social and mobile apps

•	Database.com, the world’s first enterprise cloud database

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://salesforce.com, or call 1-800-NO-SOFTWARE.

###

Non-GAAP Financial Measures: This press release includes information about non-GAAP EPS and non-GAAP tax rates (collectively the “non-GAAP financial measures”). Non-GAAP EPS estimates exclude the impact of the following non-cash items: stock-based compensation, amortization of acquisition-related intangibles, and the net amortization of debt discount on the company’s convertible senior notes, as well as the tax consequences associated with these items. The purpose of the non-GAAP tax rate is to quantify the excluded tax consequences of the excluded expense items. These non-GAAP estimates are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. The method used to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash items on the company’s operating performance. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, and the net amortization of debt discount on the company’s convertible senior notes are being excluded from the company’s FY12 financial results because the decisions which gave rise to these expenses were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods. While strategic decisions, such as those to issue stock-based compensation, acquire a company, or issue convertible senior notes, are made to further the company’s long-term strategic objectives and impact the company’s income statement under GAAP measures, these items affect multiple periods and management is not able to change or affect these items in any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period, and management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

In addition, the majority of the company’s industry peers report non-GAAP operating results that exclude certain non-cash or non-recurring items. Management believes that the provision of supplemental non-GAAP information will enable a more complete comparison of the company’s relative performance.

Specifically, management is excluding the following items from its non-GAAP EPS for Q4 and FY12 and its non-GAAP estimates for Q1 and FY13:

•

Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•

Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While it is continually viewed for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•

Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $575 million of convertible subordinated notes that were issued in a private placement in January 2010. The imputed interest rate is approximately 5.9%, while the coupon interest rate is 0.75%. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•	Income Tax Effects: The company’s estimated non-GAAP effective tax rate is lower than the estimated GAAP effective tax rate due to the exclusion of the expense items described above.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected GAAP revenue and GAAP and non-GAAP EPS for the first fiscal quarter of 2013 and the full fiscal year, the company’s expected revenue run rate and revenues in fiscal 2013, the company’s expected tax rates, stock-based compensation expenses, amortization of purchased intangibles and debt discount, and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which we operate; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; the company’s plans to build and expand its campus in San

Francisco, California and the associated costs; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including the company’s Form 10-K that will be filed for the fiscal year ended January 31, 2012. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Copyright © 2012 salesforce.com, inc. All rights reserved. Salesforce.com, Salesforce, Chatter, Sales Cloud, Service Cloud, Radian6, Jigsaw, AppExchange, Force.com, Heroku, and all associated logos are trademarks of salesforce.com, inc. in the United States and other countries. Salesforce.com offers its Siteforce products and services in Germany under the Force.com Sites trademark. Other names used herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2012	2011	2012	2011
Revenues:
Subscription and support	$594,269	$428,534	$2,126,234	$1,551,145
Professional services and other	37,644	28,333	140,305	105,994

Total revenues	631,913	456,867	2,266,539	1,657,139
Cost of revenues (1)(2):
Subscription and support	100,065	61,116	360,758	208,243
Professional services and other	36,280	31,195	128,128	115,570

Total cost of revenues	136,345	92,311	488,886	323,813
Gross profit	495,568	364,556	1,777,653	1,333,326
Operating expenses (1)(2):
Research and development	80,613	57,530	295,347	187,887
Marketing and sales	327,567	233,217	1,169,610	792,029
General and administrative	93,765	74,200	347,781	255,913

Total operating expenses	501,945	364,947	1,812,738	1,235,829
Income (loss) from operations	(6,377)	(391)	(35,085)	97,497
Investment income	4,965	9,426	23,268	37,735
Interest expense	(5,669)	(3,290)	(17,045)	(24,909)
Other expense	(454)	(1,366)	(4,455)	(6,025)

Income (loss) before benefit (provision) for income taxes and noncontrolling interest	(7,535)	4,379	(33,317)	104,298
Benefit (provision) for income taxes	3,457	6,491	21,745	(34,601)

Consolidated net income (loss)	(4,078)	10,870	(11,572)	69,697
Less: Net loss attributable to noncontrolling interest	0	43	0	(5,223)

Net income (loss) attributable to salesforce.com	$(4,078)	$10,913	$(11,572)	$64,474

Basic net income (loss) per share attributable to salesforce.com common shareholders	$(0.03)	$0.08	$(0.09)	$0.50
Diluted net income (loss) per share attributable to salesforce.com common shareholders	$(0.03)	$0.08	$(0.09)	$0.47
Shares used in computing basic net income (loss) per share	136,720	132,344	135,302	130,222
Shares used in computing diluted net income (loss) per share	136,720	140,199	135,302	136,598
(1) Amounts include amortization of purchased intangibles from business combinations, as follows:

Cost of revenues	$17,132	$5,721	$60,069	$15,459
Marketing and sales	2,751	1,146	7,250	4,209

(2) Amounts include stock-based expenses, as follows:

Cost of revenues	$5,283	$3,541	$17,451	$12,158
Research and development	14,670	6,778	45,894	18,897
Marketing and sales	35,706	19,955	115,730	56,451
General and administrative	14,441	11,440	50,183	32,923

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2012	2011	2012	2011
Revenues:
Subscription and support	94%	94%	94%	94%
Professional services and other	6	6	6	6

Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	16	13	16	13
Professional services and other	6	7	6	7

Total cost of revenues	22	20	22	20
Gross profit	78	80	78	80
Operating expenses (1)(2):
Research and development	12	13	13	11
Marketing and sales	52	51	52	48
General and administrative	15	16	15	15

Total operating expenses	79	80	80	74
Income (loss) from operations	(1)	0	(2)	6
Investment income	1	2	1	2
Interest expense	(1)	(1)	(1)	(2)
Other expense	0	0	0	0

Income (loss) before benefit (provision) for income taxes and noncontrolling interest	(1)	1	(2)	6
Benefit (provision) for income taxes	0	1	1	(2)

Consolidated net income (loss)	(1)	2	(1)	4
Less: Net loss attributable to noncontrolling interest	0	0	0	0

Net income (loss) attributable to salesforce.com	(1%)	2%	(1%)	4%

(1) Amortization of purchased intangibles from business combinations as a percentage of total revenues, as follows:

Cost of revenues	3%	1%	3%	1%
Marketing and sales	0	0	0	0

(2) Stock-based expenses as a percentage of total revenues, as follows:

Cost of revenues	1%	1%	1%	1%
Research and development	2	1	2	1
Marketing and sales	6	4	5	3
General and administrative	2	3	2	2

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	January 31, 2012	January 31, 2011

	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$607,284	$424,292
Short-term marketable securities	170,582	72,678
Accounts receivable, net	683,745	426,943
Deferred commissions	98,471	67,774
Deferred income taxes	31,821	27,516
Prepaid expenses and other current assets (see additional metrics)	80,319	55,721

Total current assets	1,672,222	1,074,924
Marketable securities, noncurrent	669,308	910,587
Property and equipment, net (see additional metrics)	527,946	387,174
Deferred commissions, noncurrent	78,149	48,842
Deferred income taxes, noncurrent	87,587	41,199
Capitalized software, net (see additional metrics)	188,412	127,987
Goodwill	785,381	396,081
Other assets, net (see additional metrics)	155,149	104,371

Total assets	$4,164,154	$3,091,165

Liabilities, temporary equity and stockholders’ equity
Current liabilities:
Accounts payable	$33,258	$18,106
Accrued expenses and other liabilities (see additional metrics)	502,442	345,121
Deferred revenue	1,291,622	913,239
Convertible senior notes, net	496,149	0

Total current liabilities	2,323,471	1,276,466
Convertible senior notes, net	0	472,538
Income taxes payable, noncurrent	37,258	18,481
Long-term lease liabilities and other	48,651	25,487
Deferred revenue, noncurrent	88,673	21,702

Total liabilities	2,498,053	1,814,674
Temporary equity	78,741	0
Stockholders’ equity:
Common stock	137	133
Additional paid-in capital	1,415,077	1,098,604
Accumulated other comprehensive income	12,683	6,719
Retained earnings	159,463	171,035

Total stockholders’ equity	1,587,360	1,276,491

Total liabilities, temporary equity and stockholders’ equity	$4,164,154	$3,091,165

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2012	2011	2012	2011
Operating activities:
Consolidated net income (loss)	$(4,078)	$10,870	$(11,572)	$69,697
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	45,901	23,738	157,286	75,746
Amortization of debt discount and transaction costs	3,877	1,982	10,347	19,621
Amortization of deferred commissions	30,742	22,605	107,195	80,159
Expenses related to stock-based awards	70,100	41,714	229,258	120,429
Excess tax benefits from employee stock plans	4,994	10,777	(6,018)	(35,991)
Changes in assets and liabilities:
Accounts receivable, net	(365,099)	(169,833)	(244,947)	(102,507)
Deferred commissions	(86,947)	(56,004)	(167,199)	(121,247)
Prepaid expenses and other current assets	(777)	8,464	(10,736)	2,001
Other assets	2,816	(365)	2,883	(9,770)
Accounts payable	3,716	(5,254)	12,644	1,246
Accrued expenses and other current liabilities	72,628	36,684	67,692	132,004
Deferred revenue	462,474	240,384	444,674	227,693

Net cash provided by operating activities	240,347	165,762	591,507	459,081

Investing activities:
Business combinations, net of cash acquired	(57,914)	(247,994)	(422,699)	(403,331)
Land activity and building improvements	(6,565)	(269,944)	(19,655)	(277,944)
Strategic investments	(2,647)	(13,605)	(37,370)	(20,105)
Changes in marketable securities	(45,608)	179,346	141,679	(270,287)
Capital expenditures	(44,602)	(30,576)	(151,645)	(90,887)

Net cash used in investing activities	(157,336)	(382,773)	(489,690)	(1,062,554)

Financing activities:
Purchase of subsidiary stock	0	(19,721)	0	(171,964)
Proceeds from equity plans	26,203	44,406	116,565	160,402
Excess tax benefits from employee stock plans	(4,994)	(10,777)	6,018	35,991
Contingent consideration payment related to prior business combinations	0	0	(16,200)	0
Principal payments on capital lease obligations	(8,737)	(3,198)	(30,533)	(10,355)

Net cash provided by financing activities	12,472	10,710	75,850	14,074

Effect of exchange rate changes	8,814	290	5,325	2,385

Net increase (decrease) in cash and cash equivalents	104,297	(206,011)	182,992	(587,014)
Cash and cash equivalents, beginning of period	502,987	630,303	424,292	1,011,306

Cash and cash equivalents, end of period	$607,284	$424,292	$607,284	$424,292

salesforce.com, inc.

Additional Metrics

(Unaudited)

	Jan 31, 2012	Oct 31, 2011	Jul 31, 2011	Apr 30, 2011	Jan 31, 2011	Oct 31, 2010

Full Time Equivalent Headcount	7,785	6,953	6,352	5,513	5,306	4,758
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,447,174	$1,296,693	$1,286,658	$1,522,285	$1,407,557	$1,802,440
Deferred revenue, current and noncurrent	$1,380,295	$917,821	$935,266	$915,133	$934,941	$694,557
Selected Balance Sheet Accounts (in thousands):
	Jan 31, 2012	Oct 31, 2011	Jan 31, 2011

Prepaid Expenses and Other Current Assets
Deferred professional services costs	$10,399	$13,563	$17,908
Prepaid income taxes	12,785	13,137	720
Prepaid expenses and other current assets	57,135	52,728	37,093

	$80,319	$79,428	$55,721

Property and Equipment, net
Land	$248,263	$248,263	$248,263
Building improvements	43,868	34,974	10,115
Computers, equipment and software	232,460	223,288	115,736
Furniture and fixtures	25,250	24,622	20,462
Leasehold improvements	137,587	125,838	100,380

	687,428	656,985	494,956
Less accumulated depreciation and amortization	(159,482)	(152,158)	(107,782)

	$527,946	$504,827	$387,174

Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$41,442	$35,475	$29,154
Acquired developed technology, net of accumulated amortization	146,970	163,938	98,833

	$188,412	$199,413	$127,987

Other Assets, net
Deferred professional services costs, noncurrent portion	$3,935	$5,707	$10,201
Long-term deposits	13,941	13,887	12,114
Purchased intangible assets, net of accumulated amortization	46,110	45,410	31,660
Acquired intellectual property, net of accumulated amortization	15,020	13,895	5,874
Strategic investments	53,949	55,035	27,065
Other	22,194	22,484	17,457

	$155,149	$156,418	$104,371

Accrued Expenses and Other Current Liabilities
Accrued compensation	$228,466	$145,116	$148,275
Accrued other liabilities	121,957	134,741	112,840
Accrued income and other taxes payable	100,471	78,819	49,135
Accrued professional costs	21,993	22,836	12,548
Accrued rent	29,555	27,638	22,323

	$502,442	$409,150	$345,121

Select Off-Balance Sheet Accounts

Unbilled Deferred Revenue, a non-GAAP measure

Unbilled deferred revenue was approximately $2.2 billion as of January 31, 2012 and $1.5 billion as of January 31, 2011. Unbilled deferred revenue represents future billings under our non-cancelable subscription agreements that have not been invoiced and, accordingly, are not recorded in deferred revenue.

Supplemental Revenue Analysis

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2012	2011	2012	2011
Revenues by geography (in thousands):
Americas	$436,237	$308,526	$1,540,289	$1,135,019
Europe	108,141	82,933	408,456	291,784
Asia Pacific	87,535	65,408	317,794	230,336

	$631,913	$456,867	$2,266,539	$1,657,139

As a percentage of total revenues:
Revenues by geography:
Americas	69%	68%	68%	68%
Europe	17	18	18	18
Asia Pacific	14	14	14	14

	100%	100%	100%	100%

	Three Months Ended January 31, 2012 compared to Three Months Ended January 31, 2011	Three Months Ended October 31, 2011 compared to Three Months Ended October 31, 2010	Three Months Ended January 31, 2011 compared to Three Months Ended January 31, 2010

Revenue constant currency growth rates (as compared to the comparable prior periods)
Americas	41%	36%	26%
Europe	32%	29%	41%
Asia Pacific	28%	31%	35%
Total growth	38%	34%	30%

We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect at the end of each quarter for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

Supplemental Diluted Sharecount Information

(in thousands)
	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2012	2011	2012	2011
Weighted-average shares outstanding for basic earnings per share	136,720	132,344	135,302	130,222
Effect of dilutive securities (1):
Convertible senior notes	1,700	2,421	2,263	1,561
Warrants associated with the convertible senior note hedges	0	696	553	0
Employee stock awards	3,407	4,738	4,177	4,815

Adjusted weighted-average shares outstanding and assumed conversions for diluted earnings per share	141,827	140,199	142,295	136,598

(1)	The effects of these dilutive securities were not included in the GAAP calculation of diluted earnings/loss per share for the three and twelve months ended January 31, 2012 because the effect would have been anti-dilutive.

Supplemental Cash Flow Information

Free cash flow analysis, a non-GAAP measure

(in thousands)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2012	2011	2012	2011
Operating cash flow-
GAAP net cash provided by operating activities	$240,347	$165,762	$591,507	$459,081
Less:
Capital expenditures	(44,602)	(30,576)	(151,645)	(90,887)

Free cash flow	$195,745	$135,186	$439,862	$368,194

Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include any costs related to the purchase and activities related to the building of our campus and strategic investments.

salesforce.com, inc.

GAAP RESULTS RECONCILED TO NON-GAAP RESULTS

The following table reflects selected salesforce.com GAAP results reconciled to non-GAAP results

(in thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2012	2011	2012	2011
Gross profit
GAAP gross profit	$495,568	$364,556	$1,777,653	$1,333,326
Plus:
Amortization of purchased intangibles (b)	17,132	5,721	60,069	15,459
Stock-based expenses (c)	5,283	3,541	17,451	12,158

Non-GAAP gross profit	$517,983	$373,818	$1,855,173	$1,360,943

Operating expenses
GAAP operating expenses	$501,945	$364,947	$1,812,738	$1,235,829
Less:
Amortization of purchased intangibles (b)	(2,751)	(1,146)	(7,250)	(4,209)
Stock-based expenses (c)	(64,817)	(38,173)	(211,807)	(108,271)

Non-GAAP operating expenses	$434,377	$325,628	$1,593,681	$1,123,349

Income from operations
GAAP income (loss) from operations	$(6,377)	$(391)	$(35,085)	$97,497
Plus:
Amortization of purchased intangibles (b)	19,883	6,867	67,319	19,668
Stock-based expenses (c)	70,100	41,714	229,258	120,429

Non-GAAP income from operations	$83,606	$48,190	$261,492	$237,594

Non-operating income (a)
GAAP non-operating income (loss)	$(1,158)	$4,770	$1,768	$6,801
Plus: Amortization of debt discount, net	4,144	2,430	12,335	19,079

Non-GAAP non-operating income	$2,986	$7,200	$14,103	$25,880

Net income attributable to salesforce.com
GAAP net income (loss) attributable to salesforce.com	$(4,078)	$10,913	$(11,572)	$64,474
Plus:
Amortization of purchased intangibles	19,883	6,867	67,319	19,668
Stock-based expenses	70,100	41,714	229,258	120,429
Amortization of debt discount, net	4,144	2,430	12,335	19,079
Less:
Income tax effect of Non-GAAP items	(28,419)	(18,854)	(103,730)	(57,544)

Non-GAAP net income attributable to salesforce.com	$61,630	$43,070	$193,610	$166,106

Diluted earnings per share
GAAP diluted earnings (loss) per share (d)	$(0.03)	$0.08	$(0.09)	$0.47
Plus:
Amortization of purchased intangibles	0.14	0.05	0.47	0.14
Stock-based expenses	0.49	0.30	1.62	0.88
Amortization of debt discount, net	0.03	0.01	0.09	0.14
Less:
Income tax effect of Non-GAAP items	(0.20)	(0.13)	(0.73)	(0.41)

Non-GAAP diluted earnings per share attributable to salesforce.com	$0.43	$0.31	$1.36	$1.22

Shares used in computing diluted net income per share	141,827	140,199	142,295	136,598

a) Non-operating income consists of investment income, interest expense and other income (expense) b) Amortization of purchased intangibles were as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2012	2011	2012	2011
Cost of revenues	$17,132	$5,721	$60,069	$15,459
Marketing and sales	2,751	1,146	7,250	4,209

	$19,883	$6,867	$67,319	$19,668

c) Stock-based expenses were as follows:
	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2012	2011	2012	2011
Cost of revenues	$5,283	$3,541	$17,451	$12,158
Research and development	14,670	6,778	45,894	18,897
Marketing and sales	35,706	19,955	115,730	56,451
General and administrative	14,441	11,440	50,183	32,923

	$70,100	$41,714	$229,258	$120,429

d)	Reported GAAP loss per share was calculated using the basic share count.

Non-GAAP diluted earnings per share was calculated using the diluted share count.

salesforce.com, inc.

COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE

(in thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2012	2011	2012	2011
GAAP Basic Net Income (loss) Per Share
Net income (loss) attributable to salesforce.com	$(4,078)	$10,913	$(11,572)	$64,474
Basic net income (loss) per share attributable to salesforce.com common stockholders	(0.03)	0.08	(0.09)	0.50
Shares used in computing basic net income (loss) per share attributable to salesforce.com common stockholders	136,720	132,344	135,302	130,222

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2012	2011	2012	2011
Non-GAAP Basic Net Income Per Share
Non-GAAP net income attributable to salesforce.com	$61,630	$43,070	$193,610	$166,106
Basic Non-GAAP net income per share attributable to salesforce.com common stockholders	0.45	0.33	1.43	1.28
Shares used in computing basic net income per share attributable to salesforce.com common stockholders	136,720	132,344	135,302	130,222

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2012	2011	2012	2011
GAAP Diluted Net Income (loss) Per Share
Net income (loss) attributable to salesforce.com	$(4,078)	$10,913	$(11,572)	$64,474
Diluted net income (loss) per share attributable to salesforce.com common stockholders	(0.03)	0.08	(0.09)	0.47
Shares used in computing diluted net income (loss) per share attributable to salesforce.com common stockholders	136,720	140,199	135,302	136,598

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2012	2011	2012	2011
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income attributable to salesforce.com	$61,630	$43,070	$193,610	$166,106
Diluted Non-GAAP net income per share attributable to salesforce.com common stockholders	0.43	0.31	1.36	1.22
Shares used in computing diluted net income per share attributable to salesforce.com common stockholders	141,827	140,199	142,295	136,598